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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-212971 on Form S-4 of our reports dated February 25, 2016 relating to the consolidated financial statements and financial statement schedules of QLT Inc. and the effectiveness of QLT Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of QLT Inc. for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in this joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada
September 27, 2016

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM